Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen North Carolina Premium Income Municipal Fund

811-7608

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of the issuance of additional common shares and on the approval of an Agreement and Plan of Reorganization.
The meeting was subsequently adjourned to January 31, 2012, March 5, 2012 and April 13, 2012.


Voting results for the annual meeting are as follows:

<c.> Common and Preferred Shares voting
 together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            5,799,795
            2,046,922
   Against
               334,690
               139,548
   Abstain
               188,829
                 37,400
   Broker Non-Votes
            1,377,057
               534,020
      Total
            7,700,371
            2,757,890



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            5,774,338
            2,033,422
   Against
               362,323
               148,048
   Abstain
               186,653
                 42,400
   Broker Non-Votes
            1,377,057
               534,020
      Total
            7,700,371
            2,757,890



To approve the Agreement and Plan of
Reorganization.


   For
            6,342,662
            2,502,566
   Against
               234,631
               100,848
   Abstain
               261,810
               128,000
   Broker Non-Votes
            1,208,580
               369,420
      Total
            8,047,683
            3,100,834



To approve the issuance of additional
common shares.


   For
            5,806,052
-
   Against
               333,004
                         -
   Abstain
               184,258
                         -

            1,377,057

      Total
            7,700,371
                         -

Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293391.

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